                                                                     EXHIBIT 4.1

                          SECOND SUPPLEMENTAL INDENTURE

         SECOND SUPPLEMENTAL INDENTURE dated as of September 16, 2002 (the "SUPPLEMENTAL INDENTURE"), between CALLON PETROLEUM COMPANY, a Delaware corporation (the "COMPANY"), having its principal office at 200 North Canal Street, Natchez, Mississippi 39120, and AMERICAN STOCK TRANSFER & TRUST COMPANY, a corporation duly authorized and existing under the laws of the state of New York, as trustee (the "TRUSTEE").

         WHEREAS, there has heretofore been executed and delivered to the Trustee an Indenture dated as of July 31, 1997 between the Company and the Trustee (as the same has been amended or supplemented from time to time by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, the "INDENTURE"), providing for the issuance of the Company's 10.125% Senior Subordinated Notes due 2002 (the "NOTES");

         WHEREAS, with respect to the Notes of all Holders other than the Consenting Holders (defined below), Money in the amount necessary to pay all principal, interest, premium, and other amounts due and owing at Maturity under such Notes has been deposited with the Trustee in trust for such Holders;

         WHEREAS, there are now outstanding under the Indenture Notes in the aggregate principal amount of $22,915,000;

         WHEREAS, the Company has received consents from all Holders of Outstanding Notes ("CONSENTING HOLDERS") to certain amendments to the Indenture;

         WHEREAS, Section 902 of the Indenture provides that the Company and the Trustee may amend the Indenture with the written consent of the Holders (as defined in the Indenture) of at least a majority in principal amount of the Notes then outstanding, or with respect to certain amendments, with the consent of the Holder of each Outstanding Note;

         WHEREAS, the Company desires to amend certain provisions of the Indenture, as set forth in Article II hereof;

         WHEREAS, the Holder of each Outstanding Note is a Consenting Holder that has consented to the amendments effected by this Supplemental Indenture; and

         WHEREAS, all matters necessary to make this Supplemental Indenture a valid agreement, in accordance with its terms, have been done.

         NOW THEREFORE, this Supplemental Indenture witnesseth that, for and in consideration of the premises, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes:

                                    ARTICLE I
                                  EFFECTIVENESS

         SECTION 1.1. Effectiveness. This Supplemental Indenture shall become effective as of the date hereof.

                                   ARTICLE II
                             AMENDMENTS TO INDENTURE

         SECTION 2.1. Amendments to Indenture.

         (a) The definition of Redemption Price in Section 101 is hereby amended in its entirety to read as follows:

                  "'Redemption Price', with respect to any Note or portion thereof to be redeemed, means 100% of the principal amount of the Note to be redeemed."

         (b) Section 1007(a)(ii) of the Indenture is hereby amended in its entirety to read as follows:

                  "The Interest Coverage Ratio would have been less than (x) 1.1 to 1.0 for the period commencing September 15, 2002 through December 31, 2003, or (y) 2.4 to 1.0 for all periods commencing January 1, 2004."

         (c) Section 1101 of the Indenture is hereby amended in its entirety to read as follows:

                  "The Company may, at its option, redeem all or any part of the Notes at any time, at the Redemption Price, together with interest accrued to the Redemption Date. Redemption of Notes at the option of the Company as permitted hereby shall be made in accordance with the terms of such Notes and this Article."

         (d) The Form of Exchange Note attached as Exhibit 2 to Appendix A of the Indenture is hereby amended in its entirety by deleting the Form of Exchange Note (Exhibit 2 to Appendix A) and replacing such Form of Exchange Note with the Form of Amended Note (the "AMENDED NOTE") attached hereto as Exhibit I. The Trustee shall authenticate and deliver Amended Notes and exchange such Amended Notes for any Notes outstanding on the date hereof that are held by Consenting Holders. Such Amended Notes shall be deemed Notes for purposes of the Indenture.

                                   ARTICLE III
                                  MISCELLANEOUS

         SECTION 3.1 Instruments To Be Read Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture and this Supplemental Indenture shall henceforth be read together:

         SECTION 3.2 Confirmation. The Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

         SECTION 3.3 Terms Defined. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the respective meanings set forth in the Indenture.

         SECTION 3.4 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

         SECTION 3.5 Governing Laws. The laws of the State of New York shall govern this Supplemental Indenture.

         SECTION 3.6 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.7 Compliance with the Trust Indenture Act. This Supplemental Indenture shall be interpreted to comply in every respect with the Trust Indenture Act of 1939, as amended (the "TIA"). If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

         SECTION 3.8 Acceptance by Trustee. The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but upon the terms and conditions set forth in the Indenture.

         SECTION 3.9 Responsibility of Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver this Supplemental Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.


                                             CALLON PETROLEUM COMPANY



                                             By: /s/ John Weatherly
                                                 -------------------------------
                                                 John Weatherly, Senior Vice
                                                 President and Chief Financial
                                                 Officer


                                             AMERICAN STOCK TRANSFER & TRUST
                                             COMPANY



                                             By: /s/ Herbert J. Lemmer
                                                --------------------------------
                                             Name: Herbert J. Lemmer
                                                  ------------------------------
                                             Title: Vice President
                                                   -----------------------------

                                    EXHIBIT I

                                                                       EXHIBIT 3
                                                                   TO APPENDIX A



                         [FORM OF FACE OF AMENDED NOTE]

                            CALLON PETROLEUM COMPANY

No._____                                                     CUSIP No.__________

         [Global Notes Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES IN DEFINITIVE, FULLY REGISTERED FORM, WITHOUT INTEREST COUPONS, IF (A) DTC NOTIFIES THE COMPANY THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITORY FOR THIS GLOBAL NOTE OR IF AT ANY TIME DTC CEASES TO BE A "CLEARING AGENCY" REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND A SUCCESSOR DEPOSITORY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS OF SUCH NOTICE, (B) THE COMPANY EXECUTES AND DELIVERS TO THE TRUSTEE A NOTICE THAT THIS GLOBAL NOTE SHALL BE TRANSFERABLE,

REGISTRABLE AND EXCHANGEABLE, AND SUCH TRANSFER SHALL BE REGISTRABLE, OR (C) AN EVENT OF DEFAULT (AS HEREINAFTER DEFINED) HAS OCCURRED AND IS CONTINUING WITH RESPECT TO THE NOTES.

       GLOBAL NOTE Representing 10.125% Senior Subordinated Notes due 2004

         CALLON PETROLEUM COMPANY, a Delaware corporation, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum indicated on Schedule A hereof, on July 31, 2004.

         Interest Payment Dates: December 15, March 15, June 15 and September 15, commencing December 15, 2002.

         Record Dates: December 1, March 1, June 1 and September 1.

         Additional provisions of this Note are set forth on the other side of this Note.

         IN WITNESS WHEREOF, CALLON PETROLEUM COMPANY has caused this instrument to be duly executed under its corporate seal.

Dated:



CALLON PETROLEUM COMPANY                     [CORPORATE SEAL]

By:
   ----------------------------------
     Name:
          ---------------------------
     Title:
           --------------------------


Attest:
       ------------------------------
        Secretary


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee, certifies that this is one of the Notes referred to in the Indenture.



By:
   ----------------------------------
   Authorized Signatory

                     [FORM OF REVERSE SIDE OF AMENDED NOTE]


                    10.125% Senior Subordinated Note due 2004


         1. Interest. Callon Petroleum Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest quarterly on March 15, June 15, September 15, and December 15 of each year, and on July 31, 2004. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on March 1, June 1, September 1 or December 1 immediately preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company, but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses. The Company will make all payments in respect of a certificated Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

         3. Paying Agent and Registrar. Initially, American Stock Transfer & Trust Company, a New York corporation ("Trustee"), will act as Paying Agent and Note Registrar. The Company may appoint and change any Paying Agent, Note Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Note Registrar or co-registrar.

         4. Indenture. The Company issued the Notes under an Indenture dated as of July 31, 1997, as amended by the First Supplemental Indenture dated as of June 26, 2002 and the Second Supplemental Indenture dated as of September 16, 2002 (as such may be amended from time to time, the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

         The Notes are unsecured senior subordinated obligations of the Company limited to up to $36,000,000 aggregate principal amount at any one time Outstanding. This Note is one of the Amended Notes referred to in the Indenture.

         5. Denominations; Transfer; Exchange. The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an interest payment date.

         6. Subordination. The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon (including post-default interest), is expressly subordinated, to the extent and to the manner set forth in the Indenture, in right of payment to the prior payment in full of all of the Company's obligations to holders of Senior Indebtedness. Each Holder of Notes, by acceptance thereof, (a) agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture; (b) authorizes and directs the Trustee to take such action on such Holder's behalf as may be necessary or appropriate to effectuate the subordination of the Notes as provided in the Indenture; and (c) appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

         7. Optional Redemption. The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time, upon not less than 30 or more than 60 days' notice at the Redemption Price, together in the case of any such redemption with accrued and unpaid interest, if any, to the Redemption Date, all as provided in the Indenture.

In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to Holders of such Notes, or one or more Predecessor Notes. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date. In the event of redemption or purchase of this Note in part only, a new Note or Notes for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If fewer than all Notes are redeemed, the Trustee will select the Notes to be redeemed by lot or such other method as the Trustee may deem fair and appropriate.

         8. Notice of Redemption. Notice of redemption shall be given to the Holders of Notes to be redeemed by mailing a notice of such redemption not less than 30 or more than 60 days prior to the Redemption Date at their addresses as they shall appear on the Note Register, all as provided in the Indenture.

         If this Note (or a portion hereof) is duly called for redemption and funds for payment are duly provided, this Note (or such portion hereof) shall cease to bear interest from and after such Redemption Date.

         Interest installments whose Stated Maturity is on the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date referred to on the face hereof, all as provided in the Indenture. In the event of redemption or repayment of this Note in part only, a new Note or Notes for the unredeemed or unrepaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

         9. Defaults and Remedies. Except as may be provided in the Indenture, if an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in aggregate principal amount of the Outstanding Notes.

         10. Discharge and Defeasance. The Indenture contains provisions for (i) defeasance at any time of the entire indebtedness of the Company on this Note and (ii) discharge from certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

         11. Amendment and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes and to make certain other specified changes and other changes that do not adversely affect the interests of any Holder.

         12. Obligations Absolute. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

         13. No Recourse Against Others. A director, officer, employee, incorporator, shareholder or Affiliate of the Company, as such, past, present or future shall not have any personal liability under this Note or the Indenture by reason of his or its status as such director, officer, employee, incorporator, shareholder or Affiliate, or any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder, by accepting this Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note.

         14. Persons Deemed Owners. Prior to the due presentment of this Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

         15. Definitions. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identifying information printed hereon.

         17. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

         Each Holder of a Note covenants and agrees by such Holder's acceptance thereof to comply with and be bound by the foregoing provisions.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at 200 North Canal Street, Natchez, Mississippi 39120.

                                 Assignment Form



To assign this Note, fill in the form below:

I or we assign and transfer this Note to


---------------------------------------------------------------------
(Print or type assignee's name, address and zip code)


---------------------------------------------------------------------
(Insert assignee's social security or tax I.D. No.)

and irrevocably appoint __________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Signature:
           ----------------------------------

Date:
      ---------------------------------------

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:
                     ---------------------------------------------
                            (Signature must be guaranteed)

Notice: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.

                        [TO BE ATTACHED TO GLOBAL NOTES]

                                                                      Schedule A

         SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

         The initial principal amount at maturity of this Global Note shall be $__________. The following increases or decreases in this Global Note have been made:


                                                                    Principal Amount of
                  Amount of decrease       Amount of increase         this Global Note       Signature of authorized
   Date of        in principal amount      in principal amount    following such increase    signatory of Trustee a
   Exchange       of this Global Note      of the Global Note           or decrease           Securities Custodian
   --------       -------------------      -------------------    -----------------------    -----------------------
